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STRUCTURE AMENDMENT AND TERMINATION AGREEMENT

        This Structure Amendment and Termination Agreement is made by and between World Financial Network National Bank ("Bank") and Express, LLC (the "Corporation"), and Retail Factoring, Inc., a Nevada corporation ("Factoring") (the Corporation and Factoring being collectively referred to herein as the "Company").

        WHEREAS, Bank and Company have entered into a Private Label Credit Card Program Agreement (the "Express Program Agreement") dated August 29, 2002, pursuant to which Bank issues private label credit cards bearing the Company's Marks, which allows Customers of Company to purchase Goods and/or Services from Company; and

        WHEREAS, Bank and Structure, Inc., a Delaware corporation and Mountain Factoring, Inc., a Nevada corporation (Structure Inc. and Mountain Factoring, Inc. collectively referred to herein as "Structure") have entered into a Private Label Credit Card Program Agreement (the "Structure Program Agreement"; together with the Express Program Agreement, the "Program Agreements") dated August 29, 2002, pursuant to which Bank issues private label credit cards bearing Structure's Marks, which allows Customers of Structure to purchase Goods and/or Services from Structure; and

        WHEREAS, Mountain Factoring, Inc. has been merged into Structure, Inc., and Structure, Inc. has thereafter been merged into the Corporation; and

        WHEREAS, as a result of the merger, the Corporation and Bank now desire to terminate the Structure Program Agreement and amend the Express Program Agreement to apply to the Structure Accounts.

        NOW, THEREFORE, Bank and Company agree as follows:

1.
Unless otherwise defined herein, capitalized terms used in this Structure Amendment and Termination Agreement shall have the same meaning assigned to them in the respective Program Agreements.

2.
Company hereby represents and warrants to Bank that Mountain Factoring, Inc. has been merged into Structure, Inc. and Structure, Inc. has thereafter been merged into the Corporation and that the Corporation, as successor by merger, hereby assumes all of Structure's obligations and liabilities pursuant to the Structure Program Agreement.

3.
Corporation, as successor by merger to Structure, and Bank hereby agree effective as of 12:00 a.m. February 2, 2003 to terminate the Structure Program Agreement.

4.
Company hereby represents and warrants to Bank that the term "Structure" is designated by Company as a Mark under the Express Program Agreement and that all of the provisions of Section 2.10, Ownership of Company Name, of the Express Program Agreement shall apply with respect to all Name Rights associated with such Mark.

5.
The definition of the term "Account" in Section 1.1, Certain Definitions, of the Express Program Agreement is hereby amended to read as follows:

  "Account" shall mean an individual open-end revolving line of credit established by Bank for a Customer pursuant to the terms of a Credit Card Agreement, including without limitation, each of the Existing Accounts and Structure Accounts."

6.
Section 1.1, Certain Definitions, of the Express Program Agreement is hereby amended to add the following new definition of Structure Accounts:

  "Structure Accounts" shall mean all of those certain Accounts in existence under the Structure Program Agreement as of the effective date of the Structure Amendment and Termination Agreement between the parties hereto."

7.
In the event of any conflict between the provisions of this Structure Amendment and Termination Agreement and the provisions of the Express Program Agreement, the provisions of this Structure Amendment and Termination Agreement shall prevail.

8.
The effective date of this Structure Amendment and Termination Agreement shall be 12:00 a.m. on the 2nd day of February, 2003.

9.
As hereby amended and supplemented, the Express Program Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Structure Amendment and Termination Agreement as of the dates set forth below.

World Financial Network National Bank
By:
Name:
Title:
Date:
Express, LLC	Retail Factoring, Inc.
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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STRUCTURE AMENDMENT AND TERMINATION AGREEMENT